Exhibit 5.1


                 [Letterhead of Richards, Layton & Finger, P.A.]





                                  April 7, 2006


Board of Trustees
CharterMac
625 Madison Avenue
New York, New York 10022

                  Re:      CharterMac

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for CharterMac, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated as of August 12, 1996, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996, as amended by the Certificate of Amendment thereto, dated as of April 30, 1997, as filed in the office of the Secretary of State on April 30, 1997, as amended by the Certificate of Amendment thereto, dated March 13, 2001, as filed in the office of the Secretary of State on March 30, 2001;

                  (b) The Restated Certificate of Trust of the Trust, dated as of February 26, 2002, as filed in the office of the Secretary of State on February 26, 2002, as amended by the Certificate of Amendment thereto, dated as of November 17, 2003, as filed in the office of the Secretary of State on November 17, 2003;

                  (c) The Trust  Agreement of the Trust,  dated as of August 12,
1996  (the  "Original  Trust   Agreement"),   between  Related  Capital  Company
("Related"), as depositor, and the trustee of the Trust named therein;

                  (d) Amendment No. 1 to the Original Trust Agreement, dated as of April 30, 1997, between Related, as depositor, and the trustee of the Trust named therein;


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Board of Trustees of CharterMac
April 7, 2006
Page 2


                  (e) The Amended and Restated Trust Agreement of the Trust, dated September 30, 1997, among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and acknowledged and consented to by Related, as amended by Amendment No. 1 thereto, dated as of May 8, 2000, including the Certificate of Designation attached thereto as Appendix A, as further amended by Amendment No. 2 thereto, dated as of December 11, 2000, including the Amended and Restated Certificate of Designation attached thereto as Appendix A, as further amended by Amendment No. 3 thereto, dated as of June 13, 2002, including the Certificate of Designation attached thereto as Appendix B, and as further amended by the Amendment No. 4 thereto, dated as of November 17, 2003;

                  (f) The Second Amended and Restated Trust Agreement of the Trust, dated as of November 17, 2003, among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as amended by Amendment No. 1 thereto, dated as of September 20, 2005, and as further amended by Amendment No. 2 thereto, dated as of November 30, 2005 (as so amended, the "Trust Agreement");

                  (g) The Bylaws of the Trust;

                  (h) The Amended and Restated Bylaws of the Trust, as amended by the Amendment No. 1 and the Amendment No. 2 thereto;

                  (i) The Second Amended and Restated Bylaws of the Trust;

                  (j) The Third Amended and Restated Bylaws of the Trust;

                  (k) The Fourth Amended and Restated Bylaws of the Trust, as amended by Amendment No. 1 thereto, dated as of November 30, 2005 (as so amended, the "Bylaws");

                  (l) The Registration Statement on Form S-3, to be filed on or about April 7, 2006 (the "Registration Statement"), relating to the registration by the Trust of common shares of beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (the "Common Shares"); and

                  (m) A Certificate of Good Standing for the Trust, dated March 31, 2006, obtained from the Secretary of State.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.


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Board of Trustees of CharterMac
April 7, 2006
Page 3


                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (m) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (m) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents  examined by us, we have assumed
(i) the  authenticity of all documents  submitted to us as authentic  originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (ii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that the Common Shares are issued in accordance with the Trust Agreement, the Bylaws and the Registration Statement, (vi) that, after the issuance of the Common Shares, the Trust will not have issued more than 100,000,000 Shares, and (vii) that (A) the Board of Trustees of the Trust has duly adopted resolutions authorizing the issuance of the Common Shares, and (B) any amendment to the Trust Agreement with respect to the Common Shares shall have been duly adopted. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to


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Board of Trustees of CharterMac
April 7, 2006
Page 4


the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Statutory Trust Act").

                  2. The Common Shares have been duly authorized and, when issued to the holders thereof (the "Holders") as contemplated by the
Registration Statement, will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. The Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated, pursuant to the Trust Agreement and the Bylaws, (a) to return to the Trust for the benefit of Trust creditors, amounts previously distributed to them, if and to the extent required by Delaware law, and (b) to give bond, with sufficient surety, to the Trust and the trustees of the Trust to indemnify them against any loss or claim in connection with the issuance of replacement Trust Certificates.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Paul, Hastings, Janofsky & Walker LLP's relying upon this opinion as to matters of Delaware law in connection with an opinion to be rendered by it to you relating to the Common Shares. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Richards, Layton & Finger, P.A.


BJK/DD